UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

DREW INDUSTRIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Mamaroneck Avenue, White Plains, New York		10601

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(914) 428-9098

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, Registrant and Jason D. Lippert entered into an Executive Employment and Non-Competition Agreement, effective January 1, 2012, providing compensation and benefits in consideration for Mr. Lippert’s services as Chairman and Chief Executive Officer of Lippert Components and Kinro, subsidiaries of Registrant.  Mr. Lippert will receive the following compensation for the period January 1, 2012 through December 31, 2014 (the “Term”):

(A)           Annual base salary consisting of $800,000, plus

(B)            Annual performance-based incentive compensation (the “Annual RONA Bonus”) consisting of the following:

(i)	3% of the Operating Profits (as defined) in excess of 18% of Net Assets (as defined) and up to 21% of Net Assets; plus

(ii)	4% of the Operating Profits in excess of 21% of Net Assets and up to 24%; plus

(iii)	5% of the Operating Profits in excess of 24% of Net Assets.

(iv)
For any year during the Term, the first $800,000 of the Annual RONA Bonus will be paid in cash; 50% of Annual RONA Bonus in excess of $800,000 (the “Excess Bonus”) will be paid in DSUs, and 50% of the Excess Bonus will be paid in cash.  Election by Mr. Lippert to defer receipt of the shares of stock deliverable pursuant to the DSUs must be for a period of not less than three years.

(C)           Each year Mr. Lippert will be granted a long-term incentive award pursuant to which he can earn up to 50,000 shares of Common Stock (the “LTI Shares”) for the subsequent three-year Applicable Measurement Period (as defined) as follows:

(i)
If Adjusted EPS for the second year of the Applicable Measurement Period exceeds the Benchmark EPS (as defined) by more than 12.5%, then Mr. Lippert will be entitled to receive up to 17,000 LTI Shares, in proportion to the percentage increase in such Adjusted EPS over 12.5% up to a percentage increase of 25%; plus

(ii)
If Adjusted EPS for the third year of the Applicable Measurement Period exceeds the Benchmark EPS by more than 20%, then Mr. Lippert will be entitled to receive LTI Shares in proportion to the percentage increase in such Adjusted EPS over 20% up to a percentage increase of 40%, less the number of LTI Shares received with respect to the second year of the Applicable Measurement Period.

(iii)
Any LTI Shares received by Mr. Lippert with respect to the second year of the Applicable Measurement Period cannot be disposed of until the expiration of one year from the date of issue; and all or any LTI Shares received by Mr. Lippert with respect to the third year of the Applicable Measurement Period can be disposed of at any time after issue, provided that Mr. Lippert is in compliance with the Company’s stock ownership requirements following such disposition.

(D)           Each year that the Agreement remains in effect, the Compensation Committee will grant to Mr. Lippert options to purchase 28,000 shares of the Company’s Common Stock.  One-half of such options will vest at the rate of 20% each year commencing one year from the date of grant.  One-half of such options will vest commencing the January 1 immediately following the date of grant at the rate of 3% for each 1% increase in Adjusted EPS for any year during the five years following the year in which such options were granted (the “Vesting Period”) over Adjusted EPS for the year in which such options are granted, provided that (i) no options will vest for any year for which Adjusted EPS is less than the highest Adjusted EPS for any prior year in the Vesting Period, and (ii) options will vest only to the extent that Adjusted EPS for any year in the Vesting Period exceeds the highest Adjusted EPS for any prior year in the Vesting Period.

(E)           During the Term, Mr. Lippert will be entitled to receive certain of benefits and perquisites, including 401(K) matching contribution, disability insurance, and an automobile, the aggregate cost of which for the Term is estimated to be approximately $30,000 annually.

As additional incentive to realize the potential provided by the significant investments made by Registrant in the 2011 acquisitions, new product lines and expansion into adjacent markets, at the time the Agreement was entered into Mr. Lippert was awarded DSUs representing 25,000 shares of Common Stock. These DSUs will begin to vest when the annual combined profits of Lippert Components and Kinro (as defined) exceed $67 million and will vest proportionately until annual combined profits reach $87 million, at which point all such DSUs will have vested. The DSUs must be held for at least one year after vesting.

On April 9, 2012, Registrant and Scott T. Mereness entered into an Executive Employment and Non-Competition Agreement, effective January 1, 2012, providing compensation and benefits in consideration for Mr. Mereness’ services as President of Lippert Components and Kinro, subsidiaries of Registrant. Mr. Mereness will receive the following compensation for the period January 1, 2012 through December 31, 2014 (the “Term”):

(A)           Annual base salary consisting of $550,000, plus

(B)           Annual performance-based incentive compensation (the “Annual RONA Bonus”) consisting of the following:

(i)	2% of the Operating Profits in excess of 18% of Net Assets and up to 21% of Net Assets; plus

(ii)	3% of the Operating Profits in excess of 21% of Net Assets and up to 24%; plus

(iii)	4% of the Operating Profits in excess of 24% of Net Assets.

(iv)
For any year during the Term, the first $550,000 of the Annual RONA Bonus will be paid in cash; 50% of Annual RONA Bonus in excess of $550,000 (the “Excess Bonus”) will be paid in DSUs, and 50% of the Excess Bonus will be paid in cash.  Election by Mr. Mereness to defer receipt of the shares of stock deliverable pursuant to the DSUs must be for a period of not less than three years.

(C)           Each year Mr. Mereness will be granted a long-term incentive award pursuant to which he can earn up to 35,000 shares of Common Stock (the “LTI Shares”) for the subsequent three-year Applicable Measurement Period as follows:

(i)
If Adjusted EPS for the second year of the Applicable Measurement Period exceeds the Benchmark EPS by more than 12.5%, then Mr. Mereness will be entitled to receive up to 12,000 LTI Shares, in proportion to the percentage increase in such Adjusted EPS over 12.5% up to a percentage increase of 25%; plus

(ii)
If Adjusted EPS for the third year of the Applicable Measurement Period exceeds the Benchmark EPS by more than 20%, then Mr. Mereness will be entitled to receive LTI Shares in proportion to the percentage increase in such Adjusted EPS over 20% up to a percentage increase of 40%, less the number of LTI Shares received with respect to the second year of the Applicable Measurement Period.

(iii)
Any LTI Shares received by Mr. Mereness with respect to the second year of the Applicable Measurement Period cannot be disposed of until the expiration of one year from the date of issue; and all or any LTI Shares received by Mr. Mereness with respect to the third year of the Applicable Measurement Period can be disposed of at any time after issue, provided that Mr. Mereness is in compliance with the Company’s stock ownership requirements following such disposition.

(D)           Each year that the Agreement remains in effect, the Compensation Committee will grant to Mr. Mereness options to purchase 22,000 shares of the Company’s Common Stock.  One-half of such options will vest at the rate of 20% each year commencing one year from the date of grant.  One-half of such options will vest commencing the January 1 immediately following the date of grant at the rate of 3% for each 1% increase in Adjusted EPS for any year during the Vesting Period over Adjusted EPS for the year in which such options are granted, provided that (i) no options will vest for any year for which Adjusted EPS is less than the highest Adjusted EPS for any prior year in the Vesting Period, and (ii) options will vest only to the extent that Adjusted EPS for any year in the Vesting Period exceeds the highest Adjusted EPS for any prior year in the Vesting Period.

(E)           During the Term, Mr. Mereness will be entitled to receive certain benefits and perquisites, including 401(K) matching contribution, disability insurance, and an automobile, the aggregate cost of which for the Term is estimated to be approximately $30,000 annually.

As additional incentive to realize the potential provided by the significant investments made by Registrant in the 2011 acquisitions, new product lines and expansion into adjacent markets, at the time the Agreement was entered into Mr. Mereness was awarded DSUs representing 15,000 shares of Common Stock. These DSUs will begin to vest when the annual combined profits of Lippert Components and Kinro exceed $67 million and will vest proportionately until annual combined profits reach $87 million, at which point all such DSUs will have vested. The DSUs must be held for at least one year after vesting.

In accordance with the employment and compensation arrangements with the Messrs. Lippert and Mereness, effective January 1, 2012:

(i)             If on account of physical or mental disability the Executive does not perform his duties for a continuous period of six months, the Company may, upon 30 days notice, terminate the Executive’s employment. For one year after termination, the Executive will receive the difference between the sum of his base salary over the amount of disability payments received, and other benefits in accordance with the Agreement. The Executive will also receive annual and long-term incentive compensation, proportionately with respect to the period prior to the date of termination.

(ii)            In the event of the Executive’s death, the Executive’s heir or designee will be entitled to the base salary and benefits which the Executive would have received for the period ending one year from the date of death, and annual and long-term incentive compensation, proportionately with respect to the period prior to the date of death.

(iii)           In the event the Company terminates their employment at any time during the last two years of the three-year term for other than “cause”, they will receive their base salary and benefits for two years from the date of termination, all unvested stock-based awards shall become fully vested, except for long-term performance-based awards, and they will receive annual and long-term incentive compensation proportionately with respect to the period prior to the date of termination.

In connection with the foregoing employment and compensation arrangements, on April 9, 2012, Registrant entered into separate “double-trigger” (i) Amended and Restated Change-in-Control Agreements with Fredric M. Zinn and Joseph S. Giordano III, and (ii) Change-in-Control Agreements with Jason D. Lippert and Scott T. Mereness (each of such persons individually, the “Executive” and the Agreements, collectively, the “Agreements”). The Agreements provide for severance payable upon a Company-initiated termination or a voluntary termination, within one year following, or 120 days prior to, a change-in-control, or a termination initiated by the Executive with good reason (defined as a reduction in the Executive’s compensation or a material change in the Executive’s authority and duty) within six months following a change-in-control. Change-in-control includes acquisition of 30% or more of the Company’s voting securities, or a merger resulting in a change in voting control of more than 50% of the voting power of the Company’s existing securities, or liquidation of the Company. The Agreements provide that the Executive will receive his then effective salary, plus the average bonuses and long-term incentive compensation paid for the prior three years, for a period of two years if he is involuntarily terminated or voluntarily terminates for good reason, or one year if he voluntarily terminates without good reason, subject to certain adjustments, and certain other benefits. During the period for which Messrs. Zinn, Giordano, Lippert and Mereness would receive such severance payments, the payments will be reduced by any compensation and benefits received by the Executive from other employment or consulting activities for or on behalf of the person or entity, or their affiliates, which consummated the change-in-control.

Item 9.01   Financial Statements and Exhibits.

Exhibits.

10 (iii) (A). Executive Employment and Non-Competition Agreement between Registrant and Jason D. Lippert, dated April 9, 2012.

10 (iii) (B). Executive Employment and Non-Competition Agreement between Registrant and Scott T. Mereness, dated April 9, 2012.

10.01                 Change in Control Agreement between Registrant and Fredric M. Zinn, dated April 9, 2012.

10.02                 Change in Control Agreement between Registrant and Jason D. Lippert, dated April 9, 2012.

10.03                 Change in Control Agreement between Registrant and Scott T. Mereness, dated April 9, 2012.

10.04                 Change in Control Agreement between Registrant and Joseph S. Giordano III, dated April 9, 2012.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED (Registrant)

By:	/s/ Joseph S. Giordano III
Joseph S. Giordano III
Chief Financial Officer & Treasurer

Dated: April 10, 2012